SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

______________________________

Date of Report (Date of earliest event reported) February 18, 2005

Regal-Beloit Corporation

(Exact name of registrant as specified in its charter)

Wisconsin (State of Incorporation)

Commission File Number 1-7283

IRS Employer Identification Number 39-0875718

200 State Street, Beloit, Wisconsin 53511

(Address of principal executive offices) (Zip Code)

(608) 364-8800

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c)

Item 7.01. Regulation FD Disclosure.

On February 18, 2005, REGAL-BELOIT Corporation (the “Company”) issued a press release announcing that as part of the company’s senior management succession plan it would elect Henry W. Knueppel President and Chief Executive Officer following the company’s annual meeting on April 22, 2005. Current Chairman and Chief Executive Officer James L. Packard will continue as the Executive Chairman of the company and will remain an active executive of the company for the next few years.

Item 9.01 Financial Statements and Exhibits.

  a) Not applicable.

  b) Not applicable.

  c) Exhibits. The following exhibit is being filed herewith.

(99) Press Release of REGAL-BELOIT CORPORATION

dated February 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

REGAL-BELOIT CORPORATION

By: /s/ David A. Barta

David A. Barta

Vice President, Chief Financial Officer

Dated: February 22, 2005

Exhibit 99

REGAL-BELOIT Announces Plans for
Chief Executive Officer Transition

February 18, 2005 (Beloit WI): REGAL-BELOIT CORPORATION [NYSE:RBC] announced today that as part of the company’s senior management succession plan it would elect Henry W. Knueppel President and Chief Executive Officer following the company’s annual meeting on April 22, 2005. Current Chairman and Chief Executive Officer James L. Packard will continue as the Executive Chairman of the company and will remain an active executive of the company for the next few years.

“This announcement marks another very deliberate step in our top management succession plan, which the Board and I have been working on for sometime. My role as Executive Chairman will allow me to continue to participate in the company’s future and the integration of our recent major acquisitions, but more importantly will allow us to put in place the structure we need to manage what is now a much different and larger company,” said Mr. Packard.

Mr. Knueppel was elected President and Chief Operating Officer of the company in April of 2002, and has been with REGAL-BELOIT since 1979. Knueppel has served as a division Vice President, Group Vice President and Executive Vice President. He also served as the President of Marathon Electric and has been on the Board of Directors of the company since 1987.

“I have known and worked with Henry for 33 years and most of that time has been at REGAL-BELOIT. I believe I can say with great authority and knowledge that no one is better prepared or more capable to succeed me as Chief Executive Officer of REGAL-BELOIT. I have long envisioned this change so I am particularly pleased to see it happening at this important time in our company’s history,” added Packard.

About REGAL-BELOIT CORPORATION:

REGAL-BELOIT CORPORATION (NYSE:RBC) is a leading manufacturer of mechanical and electrical motion control and power generation products serving markets throughout the world. REGAL-BELOIT is headquartered in Beloit, Wisconsin, and has manufacturing, sales, and service facilities throughout the United States and Canada, and in Mexico, Europe and Asia. For more information, visit the company’s website at www.regal-beloit.com.

For more information:

Media: Fritz Hollenbach

V.P. Administration & Human Resources

Telephone: 608/364-8808, X107

Financial: Dave Barta

Chief Financial Officer

Telephone: 608/364-8808, X106

dbarta@regal-beloit.com

Corporate Offices

200 State Street - Beloit, WI 53511-6254

608-364-8808 - Fax: 608-364-8818

Website: www.regal-beloit.com